Exhibit 99.2

Streamline Health® Announces Signing of new RevID™ Contract with 2,300-Bed Health System

2,300-bed, Maryland-based health system to leverage RevID’s automated charge reconciliation for improved financial performance

Atlanta, GA – December 13, 2023 – Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of solutions that enable healthcare providers to improve financial performance, announced that it has signed a new contract for the use of RevID, with a 2,300-bed, Oracle Cerner-EHR based health system with facilities in Maryland and the D.C. metro area.

Streamline Health is leading an industry movement to improve hospital financial performance through pre-bill technology solutions. RevID’s automated charge reconciliation ensures that providers can accurately capture, bill and ultimately be paid for all the care they provide.

“We are pleased to support the revenue cycle of another large health system to help them ensure accurate compensation for all of the care they’ve provided” stated Ben Stilwill, President and Chief Executive Officer, Streamline. “We look forward to the continued expansion of our client footprint across our nation’s health systems.”

About Streamline Health

Streamline Health Solutions, Inc. (Nasdaq: STRM) enables healthcare organizations to proactively address revenue leakage and improve financial performance. We deliver integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. For more information, visit www.streamlinehealth.net

Contact

Jacob Goldberger

Director, Investor Relations and FP&A

303.887.9625

jacob.goldberger@streamlinehealth.net